SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    Form 8-K
                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report:  July 11, 1994
                       (Date of Earliest Event Reported)


                             UNIVERSAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                    VIRGINIA
                          (State or other jurisdiction
                               of incorporation)

  1-652                                                54-0414210
(Commission                                         (IRS Employer
File Number)                                       Identification
                                                          Number)

Hamilton Street at Broad
Richmond, Virginia                                          23230
(Address of principal executive offices)               (Zip Code)

              Registrant's telephone number, including area code:
                                 (804) 359-9311


                       NUMBER OF PAGES IN THIS FILING   3

ITEM 5.  OTHER EVENTS

     The press release issued by the Registrant on July 11, 1994 and attached hereto as Exhibit A is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits
     (99) Press release issued by the Registrant on July 11, 1994.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                UNIVERSAL CORPORATION
                                      (Registrant)


                              By:  /s/Karen M.L. Whelan
                                   Karen M.L. Whelan
                                   Vice President and Treasurer
Dated:  July 13, 1994

                                                                  EXHIBIT A

                             UNIVERSAL CORPORATION

                                 P.O. Box 25099
                               Richmond, VA 23260
                              Phone (804) 359-9311
                              Fax: (804) 254-3584

Contact:                                                 Release:

     Karen M.L. Whelan                                Immediately


                 UNIVERSAL CORPORATION ANNOUNCES RESTRUCTURING

RICHMOND, VA., JULY 11, 1994/PRNESWIRE

     Universal Corporation announced today that a plan of restructuring was approved on June 30, 1994. The plan, which provides for the consolidation and rationalization of operations and services in company facilities around the world, is expected to result in a more efficient operation and better service to the Company's customers. In addition, the Company believes that it will realize significant annual cost savings.

     A restructuring charge will be recorded in the Company's fourth fiscal quarter which will be reported on August 4, 1994. It is expected to be in the range of $13 million to $18 million before taxes, but the numerous calculations necessary to quantify the precise charges have not been finalized. Savings on an annual basis are expected to be roughly comparable to the charge, although the full effect of the savings will not be realized until fiscal year 1996.

     Universal's management reaffirmed its earlier estimate that its net income for the fiscal year just ended would be 35-40% below that of last year before considering the anticipated restructuring charge or the cumulative effect of the accounting change related to postretirement medical benefits that was recorded in the first quarter.

     Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Its gross revenues for the fiscal year that ended on June 30, 1993, were approximately $3 billion.